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                                                                   Exhibit 99(a)


                               BT ADVISOR FUNDS

                 Eighth Amended and Restated Establishment and
                Designation of Series and Classes of Shares of
              Beneficial Interest (par value $0.00001 per share)
                         Dated as of December 8, 1999

     The undersigned, being the Trustees of BT Advisor Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI, Section 6.9 and
Article IX, Section 9.3(a) of the Declaration of Trust dated July 24, 1995, as amended from time to time (the "Declaration"), do hereby amend and restate the Establishment and Designation of Series and Classes of the Trust dated as of June 10, 1998 in its entirety for the purpose of (1) abolishing the following previously established and designated Series, in which there are no Shares outstanding:

                     Equity 500 Equity Weighted Index Fund

and (2) redesignating certain Classes of Shares as further described herein; as follows:

     A.  Establishment and Designation of Series

     1. Pursuant to Section 6.9 of the Declaration, the Trust is divided into three series of Shares of beneficial interest (each a "Fund" and collectively the "Funds") designated as follows:

                     U.S. Bond Index - Institutional Class
                    EAFE Equity Index - Institutional Class
                     Small Cap Index - Institutional Class

and each Fund shall have the following special and relative rights:

     2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which Shares of the Fund shall be entitled to vote, shall represent a pro rata share of the net assets of the Fund upon liquidation of the
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Fund, all as provided in Section 6.9 of the Declaration.  The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund unless otherwise required by law.


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     3.  Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

     4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or any other series hereafter created, or otherwise to change the special and relative rights of any Fund or any other such series.

     IN WITNESS WHEREOF, the undersigned have signed this instrument as of December 8, 1999. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


                                /s/ Charles P. Biggar
                                Charles P. Biggar
                                As Trustee, and not individually


                                /s/ S. Leland Dill
                                S. Leland Dill
                                As Trustee, and not individually


                                /s/ Martin J. Gruber
                                Martin J. Gruber
                                As Trustee, and not individually


                                /s/ Richard T. Hale
                                Richard T. Hale
                                As Trustee, and not individually


                                /s/ Richard J. Herring
                                Richard J. Herring
                                As Trustee, and not individually


                                /s/ Bruce E. Langton
                                Bruce E. Langton
                                As Trustee, and not individually


                                /s/ Philip Saunders, Jr.
                                Philip Saunders, Jr.
                                As Trustee, and not individually


                                /s/ Harry Van Benschoten
                                Harry Van Benschoten
                                As Trustee, and not individually



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